Short-Term
                           Incentive Compensation Plan
                               For Senior Officers

     I. Introduction

     1.1. Purpose. The purpose of this Plan is to motivate executives to achieve specific annual goals that are of primary importance to EQ and Equitable Life.

     1.2. Definitions. 'Affiliate' means any firm, partnership or corporation that directly or indirectly through one or more intermediates, controls, is controlled by, or is under common control with another firm, partnership or corporation. 'Boards' mean the respective Boards of Directors of Equitable Life and EQ, each as constituted from time to time. 'Code' means the Internal Revenue Code of 1986, as amended. 'Committees' mean the respective Organization and Compensation Committees of the Boards, each as constituted from time to time.

     'DLJ' means Donaldson, Lufkin & Jenrette, Inc. and its subsidiaries.

     'Earnings Level' means for each performance period (1) with respect to the EQ Compensation Pool, an amount of Pre-Tax EQ Adjusted Earnings equal to the pre-tax earnings threshold designated by the Committees and (2) with respect to the Insurance Compensation Pool, an amount of Pre-Tax Insurance Adjusted Earnings equal to the pre-tax earnings threshold designated by the Committees.

     'EQ' means The Equitable Companies Incorporated, a Delaware corporation, and any successor thereto.

     'EQ Compensation Pool' means the pool to which is credited an amount determined by the Committees up to a maximum determined by multiplying the Pre-Tax EQ Adjusted Earnings by 1%.

     'Equitable Life' means The Equitable Life Assurance Society of the United States, a New York stock life insurance company, and any successor thereto.

     'Insurance Compensation Pool' means the pool to which is credited an amount determined by the Committees up to a maximum determined by multiplying the Pre-Tax Insurance Adjusted Earnings by 6%.

     'Participant' means an individual who is or was during the performance period covered by this Plan a Chairman or Vice Chairman of the Board, President, Executive Vice President or Senior Vice President of EQ or an officer of Equitable Life who is or was (i) designated a principal officer, pursuant to the procedures set forth in Section 4230(a) of the New York Insurance Law, or (ii) any officer having a title of Senior Vice President or higher.

     'Plan'  means  the  Short-Term  Incentive   Compensation  Plan  for  Senior
Officers, as in effect and as amended from time to time.

     'Pools' means both the EQ Compensation Pool and the Insurance Compensation Pool.

     'Pre-Tax Adjustments' shall mean such adjustments, based on EQ's accounting records, as are necessary to eliminate from the calculation of Pre-Tax Earnings and Pre-Tax Insurance Earnings the effect of:

     (i) all charges for any incentive compensation programs with respect to Participants under this Plan;

     (ii) all non-DLJ  capital gains and losses;

     (iii) any incremental change attributable to item (ii) in (a) the investment results directly passed through to participating contract holders and
(b) the  amortization  of deferred  acquisition  costs;  and

     (iv)  restructuring  charges.

     'Pre-Tax EQ Adjusted Earnings' for any year shall mean an amount equal to the sum of: (1) the consolidated earnings from continuing operations before Federal income taxes of EQ for such year determined in conformity with generally accepted accounting principles (the 'Pre-Tax Earnings'), and (2) the net amount of the Pre-Tax Adjustments.

     'Pre-Tax Insurance Adjusted Earnings' for any year shall mean an amount equal to: the sum of (1) (a) the Pre-Tax Earnings less (b) the amount of the earnings from continuing operations before Federal income taxes of the investment services segment included in the Pre-Tax Earnings, such difference being referred to as the Pre-Tax Insurance Earnings, and (2) the net amount of the Pre-Tax Adjustments other than Pre-Tax Adjustments attributable to the investment services segment.

                               II. Administration

     2.1. For purposes of complying with the requirements of Section 162(m) of the Code, the Committees, prior to the commencement of a performance period or such later date as may be permitted under such Section 162(m), will determine the amount to be paid to each of the 'covered employees' as defined in Section 162(m) of the Code subject to the Committees' right in their sole discretion to reduce or eliminate the amount to be paid to such individuals.

     2.2. The Committees shall determine each year, subject to the terms of the Plan, whether the Earnings Level under section 4.1 has been achieved, the aggregate size of the respective Pools and the payments to Participants in each Pool. To the extent required by Section 162(m) of the Code, the Committees shall certify that the performance goals and any other material terms of the Plan have been satisfied prior to any payment to 'covered employees' as defined in Section 162(m) of the Code.

     The administration and operation of the Plan shall be supervised by the Committees. The Committees may delegate responsibility for the day-to-day administration and operation of the Plan to such employees of Equitable Life as they shall designate from time to time. The Committees shall interpret and construe any and all provisions of the Plan and any determination made by the Committees, under the Plan, shall be final and conclusive. All accounting determinations shall be made using the accounting principles used by EQ in its consolidated financial statements and quarterly financial supplements prepared in accordance with generally accepted accounting principles. Neither the Boards, nor the Committees, nor any member of the Boards or the Committees, nor any employee of Equitable Life and EQ shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan (other than acts of willful misconduct) and the members of the Boards and the Committees and the employees of Equitable Life and EQ shall be entitled to indemnification and reimbursement by Equitable Life and EQ to the maximum extent permitted by law in respect of any claim, loss, damage or expense (including counsel's fees) arising from their acts, omissions and conduct in their official capacity with respect to the Plan.

                                III. Eligibility

     3.1. (a) Only Participants who are or were officers of Equitable Life shall be eligible to participate in the Insurance Compensation Pool.

     (b) Only Participants who are or were officers of EQ shall be eligible to participate in the EQ Compensation Pool.

     (c) Participants who are or were officers of both EQ and Equitable Life shall be eligible to participate in both Pools.

                     IV. Determination of Compensation Pools

     4.1. If the Earnings Level for the EQ Compensation Pool is achieved, the Committees may direct that an amount be set aside up to 1% of the Pre-Tax EQ Adjusted Earnings for the EQ Compensation Pool. If the Earnings Level for the Insurance Compensation Pool is achieved, the Committees may direct that an amount be set aside up to 6% of the Pre-Tax Insurance Adjusted Earnings for the Insurance Compensation Pool.

                                   V. Payment

     5.1 General Rule. Except as otherwise provided hereunder, payment of amounts determined under this Plan shall be made to each Participant for any annual performance period as soon as practicable.

     5.2. Maximum Payment. The Committees will determine the amount to be paid to each of the 'covered employees' as defined in Section 162(m) of the Code subject to the Committees' right in their sole discretion to reduce or eliminate the amount to be paid to such Participants; provided that, to extent required by
Section 162(m) of the Code, the exercise of negative discretion by the Committee with respect to such 'covered employee' shall not increase the amounts payable from the Compensation Pools with respect to any other Participant. Notwithstanding the foregoing, in no event shall (i) a Participant who is described in Section 162(m)(3)(A) of Code with respect to the taxable year in which the amounts payable in respect of any performance period are deductible for Federal income tax purposes (the 'Taxable Year') receive payment under this Plan of an amount in excess of 12% of the maximum amount which could be credited to the Pools under Section 4.1 and (ii) the Participants described in Section 162(m)(3)(B) of the Code with respect to the Taxable Year receive payment under this Plan of an amount in excess of 10% in the case of such Participant receiving the highest amount of salary and bonus for the Taxable Year, 8% in the case of such Participant receiving the second highest amount of salary and bonus for the Taxable Year, 7% in the case of such Participant receiving the third highest amount of salary and bonus for the Taxable Year and 6% in the case of such Participant receiving the fourth highest amount of salary and bonus for the Taxable Year, of the maximum amount which could be credited to the Pools under
Section 4.1.

     5.3. Involuntary Termination, Death, Disability or Retirement. If a Participant's employment is terminated by Equitable Life or EQ or terminates by reason of his death, disability (as defined in Section 22(e)(3) of the Code, or any successor provision thereto) or retirement, the Committees, in their sole discretion, may authorize a payment, subject to the achievement of the Earnings Levels, at the time and subject to the maximum payment limits established under
Article V.

                             VI. General Provisions

     6.1 Amendment and Termination. The Plan may at any time be amended, suspended, discontinued or terminated by action taken by the Boards and Committees without approval or consent by shareholders; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant with respect to any payments which the Committees have determined shall be made prior to the effective date of such amendment, suspension, discontinuance or termination.

     6.2. Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committees and shall not be effective until received by the Committees. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the interests of such beneficiaries shall be paid in
equal  shares,   unless  the   Participant   has   designated   otherwise.

     6.3 Miscellaneous. (a) No Right of Payment or Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to payments under this Plan, or to continue in the employment of Equitable Life or any of its Affiliates.

     (b) No Limitation on Corporation Actions. Nothing contained in the Plan shall be construed to prevent Equitable Life or EQ from taking any corporate action which is deemed by either Equitable Life or EQ or any of their Affiliates to be appropriate or in their best interest, whether or not such action would have an adverse effect on the Plan or any awards made under the Plan. No employee, beneficiary or other person shall have any claim against Equitable Life or EQ or any of their Affiliates as a result of any such action.

     (c) Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer (otherwise than by will or the laws of descent and distribution), alienate, or otherwise encumber the Participant's interest under the Plan. Equitable Life's or EQ's obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of Equitable Life's or EQ's assets or (ii) any corporation into which Equitable Life or EQ may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's beneficiaries, heirs, executors, administrators or successors in interest.

     (d) Withholding Taxes. Equitable Life and EQ may make such provisions and take such action as they may deem necessary or appropriate for the withholding of any taxes which Equitable Life or EQ are required by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any awards under the Plan, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to the Participant (or his Beneficiary). Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such award.

     (e) Unfunded Status of Plan. The Plan is intended to constitute an 'unfunded' plan for incentive compensation for Participants. With respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of Equitable Life or EQ.

     (f) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

     (g) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New York, without reference to the principles of conflict of law.

     (h) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.